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                                                                   Exhibit 10.16

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT dated as of the 1st day of July, 2006 by and between IsleChem, LLC (hereinafter called "Landlord") and NanoDynamics Inc., (hereinafter called "Tenant").

     FIRST: (a) Premises. The Landlord has leased, rented, let and demised and by these presents does lease, rent, let and demise unto the Tenant and Tenant does hereby take and hire, upon and subject to the conditions hereinafter set forth, a portion of the premises located at 2801 Long Rd., Grand Island, NY 14072 (Laboratories 203A, 205, 207 and 209 and Office 231, as more particularly described on the floor plan outline annexed hereto as Exhibit "A") (the "Premises"). The entire site owned by Landlord located at 2801 Long Rd., Grand Island, New York of which the Premises are a part, including all improvements thereon, shall be called the "Property"

     (b) Term. The term of this Lease shall commence on July 1, 2006, and shall expire on June 30, 2007, at 12 o'clock midnight, unless the term is sooner terminated as provided herein (the "Term").

     SECOND: Rent, Additional Rent. The Tenant agrees to pay the Landlord, at Landlord's office in the Property or at such other address as may be designated by Landlord, the rent ("Rent") in U.S. legal tender of $8,625.00 per month, payable on the first day of each and every calendar month during the Term. A late charge in the amount of five percent (5%) will be due and owing on the Rent and any "Additional Rent" (as such term is hereinafter defined) not paid by the 15th day of the calendar month in which due.

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     Simultaneously with the execution of this Lease, Tenant shall maintain a deposit with Landlord in the amount of $8,625.00 as a security deposit (the "Security Deposit"). The Security Deposit (which shall not bear interest to Tenant) shall be considered as security for the payment and performance of the obligations, covenant, conditions and agreements of Tenant contained herein. The Security Deposit shall not constitute an advance payment of any amounts owed by Tenant under this Lease, or a measure of damages to which Landlord shall be entitled upon a breach of this Lease. Landlord may, without prejudice to any other remedy, use the Security Deposit to the extent necessary to remedy any default in the payment of Rent or Additional Rent or to satisfy any other obligation of Tenant hereunder, and Tenant shall promptly, on demand, restore the Security Deposit to its original amount.

     The Security Deposit will be returned to the Tenant at the end of the Term provided the Tenant surrenders the Premises in good condition and has not otherwise incurred any other obligation to the Landlord hereunder which remains unsatisfied or unresolved at such time.

     Tenant hereby covenants and agrees to pay promptly the amounts computed pursuant to this paragraph and otherwise herein as Additional Rent as and when the same shall become due and payable, without demand therefor and without any setoff or deduction whatsoever.

     All costs, expenses and other payments which Tenant assumes or agrees to pay to Landlord or otherwise, other than Rent, shall be Additional Rent and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment of Rent.

     The list of the laboratory services to be provided by Landlord to Tenant as part of this Lease are described in Exhibit "B", annexed hereto.


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     THIRD: (a) Option to Renew. Provided that no Event of Default has occurred and is then continuing, and further provided that this Lease has not then been terminated, Tenant shall have the right to extend this Lease for one additional period of one (1) year following the Term. Any extension shall be confirmed in writing by and between the parties and shall be made upon the same terms and conditions set forth in this Lease, except for this paragraph relating to the extension of the Term and the amount of Rent during each of the extension terms which shall be determined pursuant to paragraph (b) below. During the extension term, the word "Term" in this Lease shall mean that extension term. Tenant must give written notice to Landlord of its desire to extend this Lease on or before ninety (90) days before the expiration of the Term of this Lease and, if timely notice is not given by Tenant, the right to extend shall be null and void and of no further force or effect.

     (b) Rent During Option. The Rent to be imposed during any extension term shall be negotiated between Landlord and Tenant prior to Tenant's giving the required written notice of its desire to extend this Lease as outlined above.

     FOURTH: Tenant further covenants and agrees as follows:

     (a) Use. Not to use the Premises or any part thereof for any purpose other than as a research laboratory and office. Tenant will not make or permit to be made any use of the Promises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any mortgage on the Premises or Property or which may be dangerous to life, limb or property or which may invalidate or increase the premium cost of any policy of insurance carried on the Premises and Property. Tenant agrees to observe and


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comply with all applicable laws, ordinances, rules and regulations of any government authority having jurisdiction both in the conduct of its business and the occupancy of the Premises.

     (b) No Sublet/Assignment. Not to let, sell, underlet or assign over the Promises or any pall thereof, for the whole or any part of the Term, without the written consent of Landlord, which consent shall not be unreasonably withheld.

     (c) Pay Rent. To punctually pay the Rent and any Additional Rent as the actual due.

     (d) Maintenance/Utilities. To take good care of the Premises, not to permit any waste to the Premises. Landlord shall be responsible for all ordinary maintenance and repairs and any structural repairs including, but not limited to, the exterior walls and the roof, all HVAC systems and exterior parking areas, if any. Tenant, however, shall be responsible for all maintenance and repairs, whether routine or extraordinary, to the Premises which are caused by its negligence and/or its intentional acts. Tenant covenants and agrees to keep the Premises in a clean and orderly condition, both inside and outside, and to keep the sidewalks and parking areas, curbs, corridors, stairwells and passageways adjoining the same of part of the Premises flee from rubbish and unlawful obstructions.

     (e) (1) Indemnification. To hold harmless and indemnify the Landlord from any damage, cost, expense or injury occurring on and through the use of the Premises by the Tenant.

     (2) Insurance. Tenant shall obtain and keep in force Commercial General Liability Policy of Insurance protecting Tenant and Landlord against claims for bodily personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Demised Premises and all areas appurtenant thereto. Accordingly, Tenant agrees to keep in force


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and pay the cost to keep the Premises insured during the Term, with financially sound and responsible insurance companies authorized to do business in New York comprehensive general public liability, death, and property damage insurance for events occurring upon, in or about the Premises and the Property, to afford protection to the limits reasonably requested by Landlord but not less than One Million Dollars ($ 1,000,000).

     The insurance required above shall name Tenant as named insured and Landlord as additional named insured, and any mortgagee, as its interests may appear. Either a copy of all policies or certificates of insurance evidencing the coverage provided by the policies shall be delivered to Landlord and Tenant. Any mortgagee shall receive either a copy of the actual policy or certificate of insurance for the special coverage form. Additionally, each party shall be provided with a 30-day notice of cancellation. If Tenant fails to maintain any insurance required by this paragraph, Landlord may obtain such insurance and any reasonable amount paid by Landlord therefor shall be payable upon demand as Additional Rent.

     (f) Surrender. To return the Premises broom-clean at the expiration of the Term to the Landlord and in the same condition as when taken, reasonable wear and tear thereof excepted therefrom. The provisions of this paragraph shall survive any termination of the Lease.

     FIFTH: Improvements. The parties further agree that any improvements made by the Tenant shall only be made with the prior written consent of the Landlord, which consent shall not be unreasonably withheld, at the sole cost of the Tenant, in a good and workmanlike manner in compliance with all applicable building codes and ordinances. Any improvements made shall not change the general character of the Premises, reduce the fair market value of the Premises below its value immediately before such improvements, or impair the usefulness of the Premises.


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Any improvements undertaken by Tenant shall be effected with due diligence.
Landlord shall have the right to approve any contractor hired by Tenant to undertake such improvements and such contractor shall provide Landlord with satisfactory proof of liability and workers compensation coverage. Upon the termination of this Lease by lapse of time or otherwise, said improvements shall become the sole property of the Landlord without compensation being paid therefor, unless otherwise agreed in writing by the parties.

     It is further agreed by the Tenant that the Tenant, at its own expense, shall obtain any and all use, building or other federal, state or local licenses and permits required for the aforesaid construction of improvements.

     SIXTH: Event of Default. Any one or more of the following events shall constitute an Event of Default:

     (a) failure by Tenant to pay any Rent or Additional Rent when and as the same shall become due and payable.

     (b) failure by the Tenant to perform or comply with any of the terms, covenants or conditions of this Lease other than the failure to pay Rent or Additional Rent within fifteen (15) days after written notice thereof from Landlord to Tenant.

     (c) Tenant shall file a voluntary petition in bankruptcy, make an assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law.


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     (d) if, within thirty (30) days after the commencement of any proceeding against Tenant, seeking similar relief under the present or any future federal bankruptcy act or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed.

     If an Event of Default occurs and is not cured within any applicable grace period, Landlord may give written notice to Tenant specifying the Event of Default and stating that this Lease and the Term shall expire and terminate on the date specified in the notice, which date shall be at least ten (10) days after the date of the notice. Upon the date specified in the notice, this Lease and the Term, and all the tights of Tenant under this Lease, shall terminate and Tenant shall pay to Landlord all Rent and Additional Rent payable up to the time of termination of this Lease and shall also pay to Landlord damages and reimburse Landlord for its costs and disbursements including but not limited to its attorney fees and disbursements.

     If an Event of Default occurs and is not cured within the applicable grace period, Landlord may:

     (i) immediately or at any time thereafter re-enter the Premises, or any part thereof, by summary proceeding or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damage therefor; or

     (ii) repossess the same, and remove any persons or property therefrom, using such force as may be necessary, without being in any manner guilty of trespass, eviction or forcible entry or retainer, and without relinquishing Landlord's right to Rent, Additional Rent and any other right given Landlord by this Lease or by operation of law.


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     If an Event of Default occurs and is not cured within the applicable grace period, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidence of tenancy, and take and hold possession thereof as provided in this Article SIXTH without such entry and possession releasing Tenant, in whole or in part, from Tenant's obligation to pay Rent and Additional Rent for the full Term and any renewal term elected by Tenant prior to the Event of Default. Upon and after entry into possession, Landlord will make a good faith attempt to relet the Premises or any part thereof to any person, firm or corporation other than Tenant for such rent, for such time and upon such terms as Landlord shall determine to be reasonable. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord necessary or desirable to restore the Premises to its original condition, and pay the reasonable cost thereof, together with reasonable expenses for the re-letting including but not limited to its attorney fees and disbursements. All such costs, including Landlord's attorneys' fees and disbursements, shall be deemed Additional Rent. If the consideration collected by Landlord upon any re-letting is not sufficient to pay the full Rent and Additional Rent, Tenant shall pay to Landlord the amount of each quarterly deficiency upon demand.

     In the event of any termination of this Lease pursuant to this Article SIXTH, Tenant will, at the election of Landlord, either:

     (x) pay to Landlord as damages a sum which is equal to the full amount of the Rent and Additional Rent which would have been payable by Tenant had this Lease not terminated, which amounts will be payable by Tenant to Landlord upon the due dates specified herein until the expiration of the Term or any renewal term elected by Tenant prior to the Event of Default; or


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     (y) remove all liens or encumbrances, if any, to which the Premises or the
Property have been subject by or through Tenant and pay Landlord the present value, computed using an interest rate of eight and one-half percent (8 1/2%) of the full amount of the Rent and Additional Rent which would have been payable by Tenant until the expiration of the Term or any renewal term elected by Tenant prior to the Event of Default.

     Suit or suits for the recovery of damages, or any installments thereof, may be brought by Landlord from time to time at its election and nothing in this Lease shall require Landlord to postpone suit until the Term or any renewal term would have expired. Nothing in this Article SIXTH shall limit or preclude the recovery by Landlord from Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled to by reason of the occurrence of any Event of Default including but not limited to its attorney fees and disbursements. The remedies specified in this Article SIXTH are cumulative and shall be in addition to every right or remedy now or thereafter existing at law or in equity or by statute or otherwise, and the exercise by Landlord of any one or more of the rights or remedies provided for in this Article or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. No failure by Landlord to insist upon the strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy and no acceptance of full or partial Rent or Additional Rent during the continuance of any breach shall constitute a waiver of any such breach or of any such term, covenant or condition.

     SEVENTH: (a) Subordination to Mortgages. The Landlord warrants that it is the owner of said leasehold set forth herein and that it further agrees to keep current all mortgages


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and liens covering the Premises. This Lease shall be second and subordinate to any mortgages secured by the Premises, whether now or in the future.

     (b) Estoppel Certificates. Tenant agrees, at any time and from time to time upon five (5) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the Rent commencement date, and the dates to which the Rent and Additional Rent, if any, has been paid in advance and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of Landlord's interest in this Lease.

     EIGHTH: No Waiver. Failure of the Landlord to enforce any provision of this Agreement shall not be deemed a waiver.

     NINTH: Invalidity of Particular Provisions. In the event that any provision of this Lease be deemed unenforceable, all other provisions shall remain in full force and effect.

     TENTH: Landlord's Right to Enter Promises. Tenant agrees to permit the Landlord and any authorized representatives of the Landlord to enter the Premises at all reasonable times during usual and reasonable business hours and upon prior oral or written request to Tenant or at any time in case of emergency to inspect the same or to exhibit the Premises to a prospective purchaser, mortgagee or assignee of any mortgage on the Premises and to others during the Term and, if the Landlord shall desire, but without implying any obligation on Landlord to do so, to


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make any repairs deemed necessary by the Landlord and to perform any work in the
Premises deemed necessary by the Landlord to comply with any laws, ordinances, orders, regulations or requirements of any insurer.

     If Tenant shall not have renewed or extended this Lease prior to the full final ninety (90) days of the Term, or any extension term, Landlord and its authorized agents and representatives, shall have the right to advertise the Premises for lease. During such period, Landlord and its authorized agents and representatives shall have the right to enter the Premises during normal business hours and upon prior oral or written request to Tenant for the showing of the Promises to prospective tenants.

     ELEVENTH: Damage or Destruction. If any portion of the Premises shall be damaged or destroyed in whole or in part, Landlord shall restore, repair, replace or rebuild the same, and there shall be an abatement or reduction in Rent, Additional Rent or other charges payable under this Lease, for the time period that the Tenant is unable to occupy the Premises for the reasonable conduct of its business. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence. This Lease shall not terminate but remain in fall force and effect. Notwithstanding anything herein contained to the contrary, upon the occurrence of such damage or destruction, all real property insurance proceeds (except for the proceeds of Tenant's business interruption insurance and any insurance which is obtained by Tenant on Tenant's furniture, fixtures and equipment) shall be paid over to Landlord or, if required under the terms of any mortgage, to such mortgagee.

     In the performance of the reconstruction of the Premises as provided in this Article, due allowance shall be made for Force Majeure, as described in Article THIRTEENTH of this Lease.


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     In the event of a substantial destruction or the occurrence of substantial damage to the Premises which effectively prohibits the Tenant from reasonably conducting business on the Premises, then upon at least sixth' (60) days notice to the other and provided such notice is given not later than sixty (60) days from the date of such damage or destruction, either Landlord or Tenant may terminate this Lease and all Rent and Additional Rent shall be paid to the Landlord as of the date of such damage.

     TWELFTH: Eminent Domain. If the Premises or any part of the Property shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this Lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

     THIRTEENTH: Force Majeure. Except as otherwise provided in this Lease and except as to the payment of Rent or Additional Rent or other monies due under this Lease, neither party shall be responsible for delays or inability to perform its obligations hereunder for causes beyond the control of such party, including by reason of act of God, strikes, lockouts, labor troubles, inability to procure materials (including energy), power, casualty, inclement weather, restrictive governmental law, orders or regulations, riots, insurrection, war, insurance claims settlements or other reason of a like nature not the fault of the daily delayed in performing work or doing acts required under the terms of this Lease.

     FOURTEENTH: Landlord's Right to Cure. Tenant covenants and agrees that, if Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, the Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make


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such payment or perform such other act to the extent the Landlord may deem desirable, and in connection therewith to pay expenses including, but not limited to, attorneys fees and disbursements. All sums so paid by the Landlord and all expenses in connection therewith, together with interest thereon from the date of such payment at the maximum rate per annum allowed by law, shall be Additional Rent hereunder and be payable to the Landlord upon demand.

     FIFTEENTH: Condition of Premises. Provided Tenant shall have had a reasonable time during which to inspect the Premises prior to commencement of the Term, Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession.

     SIXTEENTH: Mechanic's Lien. Tenant shall not suffer or permit any mechanic's or other lien to be filed against the Premises, the Property or against Tenant's leasehold interest herein by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part thereof through or under Tenant. Nothing in this Lease shall be deemed or construed as constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of the Premises, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's liens against the Premises or the Property.

     If any mechanic's liens shall at any time be filed against the Premises or the Property as a result of work at the Premises or the Property contracted for by Tenant or Tenant's


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representatives, contractors, employees or agents, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing. If Tenant fails to discharge any mechanic's liens within that period, Landlord may but shall not be obligated to, procure its discharge by paying the amount claimed to be due, by deposit in court, by bonding, or, if Landlord so elects, by compelling the prosecution of any action for the foreclosure of the mechanic's liens by the lienor and paying the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid by Landlord for any of the aforesaid purposes and all attorneys fees and disbursements in defending any such action or in procuring the discharge of such liens, with all necessary disbursements in connection therewith, shall be Additional Rent payable on demand.

     SEVENTEENTH: Confidentiality. Tenant and Landlord each agree not to disclose to any unauthorized persons or use for its own account or for the benefit of any third party any information or material proprietary to the other or any other tenant of the property ("Other Tenant") or designated by either of them or any Other Tenant as confidential ("Confidential Information"), whether or not such information is embodied in writing or other physical form or is retained by memory, without the Confidential Information owner's written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public (other than as a result of a breach of this provision or acquired from any other person bound by a duty of confidentiality to the Landlord, Tenant or any Other Tenant).

     EIGHTEENTH: Notices. Except as otherwise provided herein, all notices and demands required to be made by this Lease by either parry shall be in writing and delivered either personally or sent by first class mail to the following addresses:


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     (a)  If to Tenant:

               Attn: Richard L. Berger, President
                     NanoDynamics Inc.
                     901 Fuhmann Boulevard
                     Buffalo, New York 14203

     (b)  If to Landlord:

               Charles G. Rader, Managing Member/CEO
               IsleChem, LLC
               2801 Long Rd.
               Grand Island, New York 14072

     If mailed, such notice shall be deemed duly given upon the next regular business day following the date so mailed to the party to whom notice is intended to be given.

     NINETEENTH: Environmental. All capitalized terms used in this Article NINETEENTH and not heretofore defined shall have the meanings set forth below:

     "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

     "Environmental Permits" means all permits, licenses, approvals, authorizations, consents or registrations required by an applicable Environmental Law in connection with the ownership, use and/or operation of the Premises for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances or the sale, transfer or conveyance of the Premises.


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     "Hazardous Substance" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.), Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and the regulations promulgated thereunder.

     "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

     Tenant covenants and agrees that Tenant shall be ever vigilant with respect to the presence and use of Hazardous Substances on the Premises and any portion of the Property in its control or possession, regardless of the temporary nature of such control and possession, as such term may be defined under any applicable federal, state or local law, and shall not cause or permit the Premises, or any part thereof, or any portion of the Property to be used with any Hazardous Substance, other than in a manner which is in full compliance with all applicable federal, state or local laws. Tenant shall fully comply with all applicable Environmental Laws and shall obtain and comply with all applicable permits relating to Tenant's use of the Premises or any portion of the Property, if required.


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     Tenant covenants and agrees, at its sole cost and expense, to indemnify, protect, defend and save harmless Landlord from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands and/or expenses (including, without limitation, reasonable attorneys' fees and expenses) which may be imposed upon Landlord relating to, resulting from or arising out of Tenant's use of the Premises and any portion of the Property for the storage, treatment, generation, transportation, processing or handling of any Hazardous Substance as such term is defined by any applicable federal, state or local law.

     TWENTIETH: Miscellaneous Provisions.

     (a) Captions. The captions of this Lease are for convenience and reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

     (b) New York Law to Govern Construction and Enforcement. This Lease shall be governed and enforced under the substantive laws of the State of New York without regard to any conflict of laws provision.

     (c) Entire Agreement. This Lease contains the entire agreement between the parties and may not be changed except in writing by each of the parties hereto.

     (d) Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns, except as otherwise provided herein.

     (e) Authority. Tenant warrants and represents that it has full power and authority to execute this Lease on behalf of Tenant and that this Lease, once executed by the signatory of


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Tenant, shall constitute a legal and binding obligation of Tenant and is fully enforceable in accordance with its terms.

LANDLORD:                               TENANT:

ISLECHEM, LLC                           NANODYNAMICS INC.


By: /s/ Charles S. Archer               By: /s/ Keith A. Blakely
    ---------------------------------       ------------------------------------


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                                    EXHIBIT A

                 Building Floor Plan (not in electronic format)


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                                    Exhibit B

                       SERVICES PROVIDED NANODYNAMICS INC.

-    Company sign for identification

-    Base telephone service (equipment plus base service; long distance extra)

-    Internet access for legitimate business purpose

-    Maintenance of common areas and permanent fixtures

-    Housekeeping, including trash removal, janitorial and cleaning

-    Mail delivery and pick-up to mailroom

- Operational safety (hazard reviews, routine inspections, periodic testing of building safety equipment)

-    Building taxes, insurance and utilities (electric; gas; water)


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